SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                December 20, 1996





                               SUN BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                 0-20957            52-1382541
----------------------------    --------------     --------------
(State or other jurisdiction    (SEC File No.)      (IRS Employer
     of incorporation)                             Identification
                                                       Number)


226 Landis Avenue, Vineland, New Jersey                08360
----------------------------------------             ----------
(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (609) 691-7700
                                                    --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------

Item 5.           Other Events.
                  -------------

     On December 20, 1996, Sun Bancorp, Inc. (the "Corporation"), the holding company for Sun National Bank (the "Bank"), announced that the Bank had entered into a Purchase and Assumption Agreement (the "Agreement") to acquire four branch offices, certain loans and $75 million of deposits from First Union National Bank, Avondale, Pennsylvania ("First Union"). In connection with the acquisition, the Bank has agreed to pay First Union a premium of approximately $6 million. Consummation of the transaction is subject to, among other conditions, regulatory approval.

     A copy of the Agreement dated December 19, 1996, and the press release issued by the Corporation on December 20, 1996, are attached hereto as Exhibits
99.1 and 99.2, respectively, and incorporated herein by reference in their entirety.



Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          -----------------------------------------

         (c) Exhibits:

             99.1      Purchase and Assumption Agreement dated
                       December 19, 1996.

             99.2      Press Release dated December 20, 1996.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  SUN BANCORP, INC.



Date: December 23, 1996                      By:  /s/Philip W. Koebig, III
      -----------------                           ------------------------------
                                                  Philip W. Koebig, III
                                                  Executive Vice President